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                                                                     Exhibit 5.1

                                 [LETTERHEAD OF
                RUDER, WARE & MICHLER, A LIMITED LIABILITY S.C.]

                                                               November 14, 1997

WAUSAU PAPER MILLS COMPANY
ONE CLARK'S ISLAND
P.O. BOX 1408
WAUSAU, WI 54402-1408


Gentlemen:

        We have acted as counsel to Wausau Paper Mills Company, a Wisconsin corporation ("Wausau"), in connection with the Registration Statement of Wausau on Form S-4 (the "Registration Statement") filed on the date hereof under the Securities Act of 1933, as amended, with respect to the proposed merger (the "Merger") of WPM Holdings, Inc., a Wisconsin corporation and a wholly-owned subsidiary of Wausau ("Merger Sub") with and into Mosinee Paper Corporation, a Wisconsin corporation ("Mosinee"), and the conversion in the Merger of each share of the common stock of Mosinee into the right to receive 1.4 shares of the common stock of Wausau, no par value (all such shares, the "Wausau Shares").

        In connection with this opinion, we have examined the Registration Statement, the articles of incorporation and by-laws of Wausau and such corporate records of Wausau and other materials as we have deemed necessary for the issuance of this opinion.

        On the basis of such investigation, we are of the opinion that:

1. Wausau is a corporation duly organized and validly existing under the laws of the State of Wisconsin with corporate power under such laws to issue the Wausau Shares; and

2. Upon the Merger becoming effective pursuant to the Wisconsin Business Corporation Law and upon the issuance of the Wausau Shares in connection with the Merger, all as described in the Registration Statement and any amendments thereto, the Wausau Shares will have been duly authorized and, when issued in the manner described in the Registration Statement and any amendments thereto, validly issued, fully paid, and non-assessable except for the provisions of
Section 180.0622(2)(b), Wis. Stats.

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WAUSAU PAPER MILLS COMPANY
November 14, 1997
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        We hereby consent (i) to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and (ii) to the reference to our firm under the heading "Legal Matters" in the Joint Proxy Statement-Prospectus which constitutes a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Commission thereunder.

                                        Very truly yours,


                                        /s/ RUDER, WARE & MICHLER,
                                        A LIMITED LIABILITY S.C.